EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE


             HOLLINGER INTERNATIONAL COMMENTS ON FAVORABLE DECISION
                           IN DELAWARE CHANCERY COURT

          DECISION ALLOWS SALE OF TELEGRAPH GROUP TO PROCEED UNIMPEDED;
                           EXPECTED TO CLOSE TOMORROW

NEW YORK, NY, JULY 29, 2004 -- Hollinger International Inc. (NYSE:HLR) ("the Company") stated that the ruling issued today by Vice Chancellor Leo E. Strine, Jr. in Delaware Chancery Court will allow the Company to proceed unimpeded with the previously announced sale of Telegraph Group to Press Acquisitions Limited. The Company expects the transaction to close tomorrow, July 30, 2004.

Gordon A. Paris, interim Chairman and CEO, said, "We are extremely pleased with Vice Chancellor Strine's ruling today. The agreement to sell the Telegraph Group was the outcome of a thorough and exhaustive evaluation of strategic alternatives available to the Company and its shareholders. We are now in a position to complete this transaction and deliver on our promise to create value for all of our shareholders."

On June 22, 2004, in an agreement resulting from its ongoing Strategic Process, the Company announced that Press Acquisitions Limited agreed to acquire Telegraph Group Limited for a purchase price of (pound)729.5 million in cash (or approximately $1.33 billion at the exchange rate on June 22, 2004 of $1.8196 to (pound)1). Excluding cash on the balance sheet of Telegraph Group of approximately (pound)64.5 million (or approximately $117.3 million), the transaction is expected to result in a cash-free/debt-free price of approximately (pound)665.0 million (or approximately $1.21 billion at the exchange rate on June 22, 2004).

Hollinger International Inc. is a global newspaper publisher with English-language newspapers in the United States, Great Britain, and Israel. Its assets include THE DAILY TELEGRAPH, THE SUNDAY TELEGRAPH and THE SPECTATOR magazine in Great Britain, THE CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, THE JERUSALEM POST and THE INTERNATIONAL JERUSALEM POST in Israel, a portfolio of new media investments and a variety of other assets.


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS: CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT, "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY HOLLINGER INTERNATIONAL WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN ITS FORMS 10 K AND 10 Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE COMPANY'S BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.


CONTACTS:
---------

US/CANADA MEDIA
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK MEDIA
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825